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                                                                    Exhibit 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Broad National Bancorporation:

We consent to incorporation by reference in the Registration Statement filed on Form S-2 of Broad National Bancorporation of our report dated January 15, 1997, relating to the consolidated statements of condition of Broad National Bancorporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of Broad National Bancorporation for the year ended December 31, 1996 incorporated by reference in the Registration Statement and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

KPMG PEAT MARWICK LLP

Short Hills, New Jersey
June 10, 1997